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                                                                    Exhibit 23.3



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fifth Third Bancorp on Form S-4 of our report dated January 25, 1997, included and incorporated by reference in the Annual Report on Form 10-K of Emerald Financial Corp. for the year ended December 31, 1998, and to the use of our report dated January 25, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Cleveland, Ohio

April 27, 1999